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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
--------------------------------------------------------------------------------
                                 (Amendment No.)

Filed by the Registrant   X
                         ---
Filed by a Party other than the Registrant   |_|

Check the appropriate box

       Preliminary Proxy Statement
 ---
  X    Definitive Proxy Statement
 ---
       Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
 ---
                                    SYMS CORP
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

  X    No fee required
 ---
       Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
 ---

1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)  Total Fee Paid:

________________________________________________________________________________

       Fee paid previously with preliminary materials
 ---

       Check box if any part of the fee is offset as provided by Exchange Act
 --- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:_____________________________________________________

2)  Form, Schedule or Registration Statement No.________________________________

3)  Filing party:_______________________________________________________________

4)  Date Filed:_________________________________________________________________


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


                                    SYMS CORP

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                  JULY 8, 1999

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Syms Corp (the "Company") will be held at the office of the Company, Syms Way, Secaucus, New Jersey 07094, on Thursday, July 8, 1999 at 10:30 a.m. for the following purposes:

         1. To elect six (6) Directors to serve for the term of one (1) year or until their respective successors have been elected and qualified.

         2. To approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 1999.

         3. To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

     The close of business on June 1, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and only shareholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the meeting in person if possible. Please sign and date the enclosed proxy and return it in the envelope enclosed for this purpose, whether or not you plan to attend the meeting. It will assist us in keeping down the expenses of the meeting if shareholders return their signed proxies promptly, whether they own a few shares or many shares. If no direction is indicated in your proxy, it will be voted for Items 1 and 2 above.

                                           By Order of the Board of Directors




                                           Kirk R. Oney
                                           Assistant Secretary

Secaucus, New Jersey
June 8, 1999

                                 PROXY STATEMENT

     The accompanying form of proxy is solicited on behalf of the Board of Directors of Syms Corp (the "Company") for use at the July 8, 1999 meeting of the shareholders of the Company or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's executive offices located at Syms Way, Secaucus, New Jersey 07094. The cost of preparing and mailing the proxy and this Proxy Statement and all other costs in connection with this solicitation of proxies will be borne by the Company. It is anticipated that the accompanying proxy and this Proxy Statement will be sent to shareholders of the Company on or about June 9, 1999.

     Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified. Any proxy in which no direction is specified will be voted in favor of the election of the nominees for director and for the appointment of Deloitte & Touche LLP as independent accountants. Each proxy granted is revocable and may be revoked at any time prior to its exercise, by notifying American Stock Transfer & Trust Co., 40 Wall Street, New York, NY 10005 in writing, by executing a subsequent proxy or by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of shares. The Company is concurrently with the mailing of this Proxy Statement mailing its Annual Report for its fiscal year ended February 27, 1999 to shareholders of record on June 1, 1999.

     Shareholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by a representative of the Company's independent transfer agent appointed to serve as Inspector of Election at the meeting and who has executed and verified an oath of office. The holders of a majority of the shares of Common Stock issued and outstanding represented in person or by proxy shall constitute a quorum. Abstentions and broker non-votes are included in the determination of the number of shares present at the Annual Meeting for quorum purposes but not counted in the tabulations of the votes cast on proposals presented to shareholders.


                         PRINCIPAL HOLDERS OF SECURITIES

     The outstanding voting shares of the Company as of June 1, 1999 consisted of 16,463,390 shares of Common Stock, par value $.05 per share ("Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on June 1, 1999 are entitled to vote at the Annual Meeting.

     The following table sets forth the record and beneficial ownership of shares of Common Stock by each person owning of record or known by the Company to own beneficially more than five percent (5%) thereof.

                                                  AMOUNT AND NATURE OF BENEFICIAL
                                                  OWNERSHIP OF COMMON STOCK AS OF
  NAME AND ADDRESS OF BENEFICIAL OWNER                    JUNE 1, 1999 (1)            PERCENT OF CLASS
  ------------------------------------            -------------------------------     ----------------
Sy Syms(2)                                                  7,281,507                       44.2%
Syms Way, Secaucus, New Jersey 07094

Franklin Advisory Services, Inc.                            1,748,600                       10.6%
777 Mariners Island Blvd, San Mateo, CA 94403

Tweedy, Browne Company L.P.                                 1,113,636 (3)                    6.8%
52 Vanderbilt Avenue, New York, NY 10017

--------
(1) Sole voting and investment power unless otherwise stated.

(2) Includes (a) 7,052,145 shares held of record by the Sy Syms Revocable Living Trust dated March 17, 1989, as amended (the "Sy Syms Revocable Living Trust"); Sy Syms retains the sole voting power of such shares and the right to revoke the Sy Syms Revocable Living Trust at any time, (b) 229,262 shares held by Sy Syms for Laura Merns and (c) 100 shares held by Sy Syms as custodian for Jillian E. Merns.

(3) Based on information provided in Schedule 13G supplied to the Company on March 31, 1999.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, six directors are to be elected for the term of one year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below, unless the proxy contains contrary instructions. The affirmative vote of a plurality of the votes cast at the meeting is necessary for the election of directors.

     If any of the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for the remaining nominees and for such substitute nominee or nominees as the Board of Directors, in their judgment, designate. Management at this time has no reason to believe that any of such nominees will not be available.


  NAME OF DIRECTOR OR NOMINEE FOR ELECTION                   PRINCIPAL OCCUPATION                      AGE
  ----------------------------------------                   --------------------                      ---
Sy Syms (1)(2)............................      Chairman of the Board and Director of the Company       73

Marcy Syms (1)(2).........................      Chief Executive Officer/President and Director of       48
                                                  the Company

Antone F. Moreira ........................      Vice President, Treasurer and Chief Financial           62
                                                  Officer and Director of the Company

Harvey A. Weinberg (3)(4).................      Director of the Company                                 61

David A. Messer (3)(4)....................      Director of the Company                                 37

Philip G. Barach (4)......................      Director of the Company                                 69

----------
(1) Member of the Executive Committee of the Company.

(2) Sy Syms is the father of Marcy Syms.

(3) Member of the Stock Option - Compensation Committee of the Company.

(4) Member of the Audit Committee of the Company.

     SY SYMS has been Chairman of the Board, Chief Executive Officer and a Director of the Company and/or its predecessors since 1959. Mr. Syms was Chief Operating Officer of the Company from 1983 to 1984. Mr. Syms has been a Director of Israel Discount Bank of New York since December 1991. On January 22, 1998, Sy Syms relinquished his position as Chief Executive Officer to Marcy Syms. Since that date Mr. Syms has been Chairman of the Board.

     MARCY SYMS has been President and a Director of the Company since 1983 and Chief Operating Officer of the Company since 1984. On January 22, 1998, Marcy Syms was named Chief Executive Officer/President.

     ANTONE F. MOREIRA has been Vice President, Chief Financial Officer and Treasurer of Syms Corp since May 1997. From 1996 to May 1997, Mr. Moreira was a financial consultant with Equitable Assurance Society, a financial services organization. From 1990 to 1995, Mr. Moreira was Executive Vice President and Chief Financial Officer of Stuarts Department Stores, Inc., a regional discount department store chain operating in New England. Mr. Moreira has been a Director of the Company since May 1997.

     HARVEY A. WEINBERG has been a consultant since April 1994. From April 1992 to April 1994, he was President and Chief Executive Officer of HSSI, Inc., a retailer of men's and women's apparel. From 1987 to September 1990, he was Chief Executive Officer and Vice Chairman of the Board of Directors of Hartmarx Corporation and from 1990 to September 1992, he served as Chairman of such Board of Directors. He is a trustee of Glimcher Realty Trust, a real estate investment trust. He has been a Director of the Company since 1992.

     DAVID A. MESSER has been President of Sempra Energy Trading Corp. (formerly known as AIG Trading Company), a subsidiary of American International Group, Inc., since January 1994. Prior to January 1994, Mr. Messer was a Senior Vice President of Sempra Energy Trading Corp. where he has been employed since March 1990. He has been a Director of the Company since July 1996.

     PHILIP G. BARACH has been a consultant since March 1993. From 1968 to March 1993 he was Chairman of the Board, President and Chief Executive Officer of United States Shoe Corp., a manufacturer and retailer of footwear, apparel and eyewear. He is a member of the Board of the Directors of Bernard Chaus, Inc., a manufacturer of women's apparel, Glimcher Realty Trust, a real estate investment trust, R.G. Barry Corp., a manufacturer of foldable slippers and heat/cold preservation products, and Union Central Insurance Co., a life insurance company. He has been a Director of the Company since July 1996.

     During 1994 HSSI, Inc., of which Mr. Weinberg was President, Chief Executive Officer and a Director, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the Company's fiscal year ended February 27, 1999 there were four meetings of the Board of Directors. Each director, with the exception of Wilbur
L. Ross, Jr., attended at least 75% of the fiscal 1998 meetings of the Board of Directors and the committees of which he or she was a member during the 1998 fiscal year. The Committees of the Board of Directors include an Audit Committee, an Executive Committee and a Stock Option - Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee reviews the engagement of independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The members of the Audit Committee are Philip G. Barach, David A. Messer and Harvey
A. Weinberg. The Audit Committee met once during fiscal 1998.

     The Executive Committee exercises all the powers and the authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee are Sy Syms and Marcy Syms. The Executive Committee did not meet during fiscal 1998.

     The Stock Option - Compensation Committee reviews and recommends to the Board of Directors renumeration arrangements and compensation plans for the Company's officers and key employees and administers the Company's Amended and Restated Incentive Stock Option and Appreciation Plan (the "Option Plan") and determines the officers and key employees to be granted options under the Option Plan and the number of shares subject to the options. The members of the Stock Option - Compensation Committee are David A. Messer and Harvey A. Weinberg. The Stock Option - Compensation Committee met once during fiscal 1998.

     In fiscal year ended February 27, 1999, William L. Ross, Jr. was a member of the Audit Committee and the Stock Option - Compensation Committee. Effective March 15, 1999, Mr. Ross resigned from the Board of Directors.


                            COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer or employee of the Company receives a Director's fee presently established at the rate of $2,000 per meeting for attending regular or special meetings of the Board of Directors, or any committee of the Board of Directors, together with travel expenses related to such attendance. Directors who are officers or employees of the Company do not receive any additional compensation by reason of their service as directors.


                               EXECUTIVE OFFICERS

     The information with respect to the executive officers of the Company is incorporated herein by reference to the Company's definitive Form 10K for the fiscal year ended February 27, 1999 filed with the Securities and Exchange Commission on May 12, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of shares of Common Stock as of June 1, 1999, by each director and nominee, each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                                   AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP             PERCENT OF
  NAME OF BENEFICIAL OWNER                  OF COMMON STOCK AS OF JUNE 1, 1999         CLASS
  ------------------------                  ----------------------------------      ----------
Sy Syms.................................               7,281,507 (1)                   44.2%

Marcy Syms..............................                 869,575 (2)(3)                 5.3%

Ronald Zindman..........................                  40,500 (2)                     *

Harvey A. Weinberg......................                     200                         *

Allen Brailsford........................                   2,200                         *

Philip G. Barach........................                   3,000                         *

David A. Messer.........................                   2,000                         *

Antone F. Moreira.......................                    --                           *

All directors and executive officers
  as a group (13 persons)............                  8,198,982                       49.8%

----------
  * Less than one percent.

(1) Includes (a) 7,052,145 shares held in the Sy Syms Revocable Living Trust,
    (b) 229,262 shares held by Sy Syms for Laura Merns and (c) 100 shares held by Sy Syms as custodian for Jillian E. Merns.

(2) Includes shares issuable upon the exercise of options granted under the Option Plan and either currently exercisable or exercisable within 60 days after June 1, 1999.

(3) In addition, 464,145 shares are held by the Estate of Stephen A. Merns as to which Marcy Syms is Co-Executor and Co-Trustee.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its subsidiaries for the last three fiscal years to its five most highly compensated executive officers, including the Chief Executive Officer, serving as such at the end of the most recently completed fiscal year.

                                            SUMMARY COMPENSATION TABLE
                                                                                    LONG-TERM        ALL OTHER
                                                                                 COMPENSATION (2)    COMPENSA-
  NAME AND PRINCIPAL POSITION         YEAR (1)        SALARY           BONUS       OPTIONS/SARS       TION (3)
  ---------------------------         --------    ---------------     -------    ----------------    ---------
Sy Syms............................     1998      $824,980 (4)(5)     $     0               0          $3,034
Chairman of the Board                   1997      $824,980 (4)(5)     $     0               0          $4,475
                                        1996      $824,980 (4)(5)     $     0               0          $2,306

Marcy Syms ........................     1998      $469,000 (4)        $40,000         200,000          $3,034
Chief Executive Officer/President       1997      $469,000 (4)        $     0          25,000          $4,475
                                        1996      $469,000 (4)        $     0               0          $2,306

Ronald Zindman.....................     1998      $299,988            $10,000               0          $3,034
Executive Vice President-               1997      $299,988            $10,000               0          $4,475
General Merchandise Manager             1996      $233,000            $10,000         100,000          $3,616

Allen Brailsford...................     1998      $119,200            $10,000               0          $2,392
Vice President - Operations             1997      $114,400            $10,000               0          $3,908
                                        1996      $103,800            $10,000               0          $2,423

Antone F. Moreira..................     1998      $128,290            $ 2,500               0          $1,107
Vice President, Treasurer               1997      $ 96,200            $ 2,500               0          $    0
and Chief Financial Officer

----------
(1) The compensation reported for fiscal years ended February 27, 1999, February 28, 1998 and March 1, 1997 reflects annual salaries for a 52-week period.

(2) During the period covered by the table, the Company did not make any restricted stock awards or have in effect (or make payments under) any long term incentive plan other than the Option Plan, pursuant to which only stock options, but no stock appreciation rights, were awarded.

(3) Company's contributions to a defined contribution profit sharing retirement plan.

(4) Sy Syms is paid at a weekly rate of $15,865 and Marcy Syms is paid at a weekly rate of $9,019.

(5) Excludes payments made under the lease of the Elmsford store. See "Related Transactions."

                                   OPTION/SAR
                           GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock options granted during fiscal 1998 to the executive officers named in the Summary Compensation Table and related value information. No stock appreciation rights ("SARs") were granted to the named executive officers. All grants were made pursuant to the Option Plan.

                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUES
              ----------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                              % OF TOTAL                                     STOCK PRICE APPRECIATION
                             OPTIONS/SARS                                         FOR OPTION TERM
                OPTIONS/      GRANTED TO      EXERCISE OF                       COMPOUNDED ANNUALLY
                  SARS       EMPLOYEES IN      BASE PRICE     EXPIRATION    ---------------------------
NAME            GRANTED      FISCAL 1998     ($/SHARE) (2)       DATE          5%                10%
----          -----------    ------------    -------------    ----------    -------           ---------
Marcy Syms    200,000 (1)        100%          $10.6875         10/2/08     672,131           1,703,312


----------
(1) Consists of stock options at a per share option exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The term of the option is ten years.

(2) The exercise price may be paid by delivery of already owned shares of the Company's Common Stock.



                         AGGREGATED OPTION/SAR EXERCISES
            IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning exercises of stock options during fiscal 1998 by the executive officers named in the Summary Compensation Table and the value of unexercised options held by them at year end.

                                                                                 VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED               IN-THE -MONEY
                     NUMBER OF                   OPTIONS/SARS AT FISCAL               OPTIONS/SARS
                      SHARES                          YEAR END (1)               AT FISCAL YEAR END (2)
                    ACQUIRED ON     VALUE      --------------------------     -----------  -------------
  NAME               EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
  -----             -----------    --------    -----------  -------------     -----------  -------------
Sy Syms                   0              0             0           0                  0          0
Marcy Syms            2,500         17,625       312,500           0              6,094          0
Ronald Zindman            0              0        40,500      50,000                  0          0
Allen Brailsford          0              0         2,000           0              1,625          0
Brailsford

----------
(1) No SARs are held.

(2) Based upon a closing price of $7.9375 per share of Common Stock on the New York Stock Exchange on February 27, 1999.

                                  PENSION PLAN

     The following table sets forth the estimated annual benefits payable on retirement to persons in specified renumeration and years of participation classifications under the Company's defined benefit pension plan (the "Pension Plan") for employees not covered under collective bargaining agreements:

HIGHEST FIVE                               5                15               25
YEAR AVERAGE                            YEARS OF         YEARS OF         YEARS OF
COMPENSATION                         PARTICIPATION    PARTICIPATION    PARTICIPATION
------------                         -------------    -------------    -------------
 $ 50,000  .....................       $ 1,900          $ 5,700          $ 9,500
   75,000  .....................         2,850            8,550           14,250
  100,000  .....................         3,800           11,400           19,000
  125,000  .....................         4,750           14,250           23,750
  150,000  .....................         5,700           17,100           28,500


     Each participant in the Pension Plan is entitled to an annual retirement benefit equal to 19% of the average compensation (excluding bonuses) during his five consecutive highest paid calendar years during the ten years prior to retirement except that the annual benefit payable to Sy Syms at normal retirement, as per the plan, cannot exceed $70,000. A participant's interest vests over a seven year period commencing in the third year at the rate of 20% after completing three years of employment and 20% for each year thereafter, and is 100% vested after the completion of seven years of service. Benefit payments are made in the form of one of five annuity payment options elected by the participant. Amounts in the table are based on a straight life annuity. For the executive officers named in the Summary Compensation Table, compensation for purposes of the Pension Plan generally corresponds to the amounts shown in the "Salary" column of the Summary Compensation Table, but exclusive of the performance fees from Syms Advertising, Inc. Currently no more than $160,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Pension Plan. Executive officers in the Summary Compensation Table were credited with the following years of service at December 31, 1998: Sy Syms, 25 or more years; Marcy Syms, 21 or more years; Ronald Zindman, 9 years; and Allen Brailsford, 14 or more years. Benefits under the Pension Plan are not subject to any deduction for social security or other offset amount. The annual retirement benefit is reduced pro rata if the employee has completed less than fifteen years of service. Effective December 31, 1994, the plan was amended to change the pro rata reduction to be based on 25 years of participation. A participant is entitled to be paid his benefits upon his retirement at age 65. If a participant has completed at least 15 years of service he may retire upon reaching age 55 but the benefits he receives will be actuarially reduced to reflect the longer period during which he will receive a benefit. A participant who leaves the Company for any reason other than death, disability or retirement will be entitled to receive the vested portion of his benefit payable over different periods of time depending on the aggregate amount vested and payment option elected.

                              EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement dated November 1, 1996 with its Executive Vice President - General Merchandise Manager, Ronald Zindman. Pursuant to the agreement, Mr. Zindman is to receive a minimum salary of $225,000 per year from inception through March 1, 1997; $300,000 per year for the next succeeding three years; $350,000 per year for the next succeeding three years; $400,000 per year for the next succeeding three years; and $450,000 per year for the final three years of the agreement. The agreement is to remain in effect until March 1, 2009. Termination of the agreement by the Company before that date will require a payment to Mr. Zindman equal to 150% of one year's salary (at the employee's then current rate). If this agreement is terminated by the employee prior to its final term, the Company must pay to the employee a sum equal to 60% of one year's salary (also at the employee's then current rate).

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During August 1997, the Board of Directors approved the combination of the Stock Option and Compensation Committees into a Stock Option - Compensation Committee. All the members of this Committee are non-employee directors and none has any direct or indirect material interest in or relationship with the Company outside of his position as a director. They are: Harvey A. Weinberg and David A. Messer.

     No executive officer of the Company served during fiscal 1998 (i) as a member of the Compensation Committee or other Board Committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers serves on the Stock Option - Compensation Committee of the Company; (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) as a member of the Compensation Committee or other Board Committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers served as a Director of the Company.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING PERFORMANCE GRAPH AND "REPORT OF THE COMPENSATION COMMITTEE" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                PERFORMANCE GRAPH

     Below is a graph comparing the cumulative total Shareholders return on the Company's Common Stock for the last six fiscal years (beginning December 31, 1993 and ending February 27, 1999) with the cumulative total return of the Wilshire 5000 Index and the S&P Retail Composite Index (assuming (i) the investment of $100 on December 31, 1993 in the Company's Common Stock and in each of these two Indexes, (ii) reinvestment of all dividends and (iii) no payment of brokerage or other commissions or fees).

                           [GRAPHICAL REPRESENTATION]

                 12/31/93    12/31/94     3/1/96     2/28/97     2/27/98     2/26/99
                 --------    --------     ------     -------     -------     -------
Syms Corp             100          68         81          95         142          82
S&P Retail            100          90        104         123         187         271
Wilshire 5000         100          97        136         162         215         242


               REPORT OF THE STOCK OPTION - COMPENSATION COMMITTEE

     The Stock Option - Compensation Committee's executive compensation policy strives to provide compensation rewards based upon both corporate and individual performance while maintaining a relatively simple compensation program in order to avoid the administrative costs which the Stock Option - Compensation Committee believes are inherent in multiple complex compensation plans and agreements. The Company has only one employment agreement with an executive officer, Ronald Zindman, and has only one executive compensation plan, the Option Plan.

     The determination of compensation ranges for executive officers reflects a review of salaries and bonuses for executive officers holding similar positions in retailers of relatively comparable size and orientation. However, in making compensation decisions, the Stock Option - Compensation Committee remains cognizant of the Board of Directors' responsibility to enhance shareholder value. The Stock Option Compensation Committee utilizes cash bonuses, when it feels a bonus is merited, based on factors such as an executive's individual performance and the Company's performance relative to its past performance and the performance of competitors. The Company has available a long-term incentive for executives to both remain in the employ of the Company and to strive to maximize shareholder value through the Option Plan, which aligns the interests of executives with those of shareholders.

     Determination of Sy Syms and Marcy Syms' compensation as the Company's Chief Executive Officer prior to and after January 1998, respectively, reflects Company performance and comparison with chief executive officer compensation of competitors, but also reflects recognition of Mr. Syms unique, ongoing contribution to the growth, success and profitability of the Company.



                                    STOCK OPTION - COMPENSATION COMMITTEE
                                       Harvey A. Weinberg
                                       David A. Messer

                              RELATED TRANSACTIONS

     The Company leases from Sy Syms its store in Elmsford, New York. Sy Syms voluntarily amended the rental provisions of the lease as of August 1, 1983 based upon independent appraisals. Under the original lease, as amended, the rent payable by the Company consisted of a fixed annual rent plus a percentage rent based on gross sales of the Elmsford store. Not more frequently than once every five years, the rental terms may be adjusted based upon an independent appraisals if requested by Sy Syms. Effective January, 1991, the rental terms were adjusted based upon an independent appraisal, which resulted in a fixed annual rental of $600,000 and the elimination of the percentage rent based on gross sales. During the fiscal year ended February 27, 1999, the Company paid to Sy Syms $600,000 in fixed rent.

     On November 22, 1996, the Company loaned the Marcy Syms Revocable Trust $500,000 for personal purposes, which loan was repaid in full during the fiscal year ended February 27, 1999. The loan was originally due November 22, 2001, bore interest at 6.6% per annum (the then Federal Mid-Term Rate) and was secured by a mortgage on real estate.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934, as amended, requires officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Common Stock of the Company with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all such forms they file.

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were met.


               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors of the Company has selected Deloitte & Touche LLP as the independent accountants for the Company for fiscal year 1999 and recommends that shareholders approve such appointment. It is the intention of the individuals named in the proxy to vote in favor of approval of the appointment of Deloitte & Touche LLP unless proxies are voted to the contrary. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of auditors.

   Deloitte & Touche LLP and its predecessor firms have audited the financial statements of the Company for more than the past ten fiscal years. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

                                  OTHER MATTERS

The Board of Directors does not know of any matters to be brought before the Annual Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies therein in accordance with their best judgment on such matters.


                         NOTICE OF SHAREHOLDER PROPOSALS

     Proposals of shareholders, to be considered by the Company for inclusion in the proxy material for the annual meeting in 2000, must be received by the Company not later than February 8, 2000 and must comply with the proxy solicitation rules of the Securities and Exchange Commission. In accordance with Rule 14(a) - 4(c) (1) of the Securities Exchange Act of 1934, as amended, management proxy holders intend to use their discretionary voting authority with respect to any shareholder proposal raised at the annual meeting in 2000 as to which the proponent fails to notify the Company on or before April 24, 2000 (45 days prior to the date on which this Proxy Statement was first mailed to shareholders).


                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the fiscal year ended February 27, 1999, including financial statements, is being mailed to shareholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy Solicitation materials. Shareholders may without charge, obtain copies, excluding certain exhibits, of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission. Requests for this report should be addressed to Investor Relations, Syms Corp, Syms Way, Secaucus, New Jersey 07094.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

                                           By Order of the Board of Directors



                                           Kirk R. Oney
                                           Assistant Secretary



June 8, 1999

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                                    SYMS CORP

                   ANNUAL MEETING OF STOCKHOLDERS JULY 8, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Syms Corp (the "Company"), hereby appoints Sy Syms and Marcy Syms, and each of them (with full power to act without the other) proxies with full power of substitution, to vote all shares of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company (receipt of a copy of the Notice of such meeting and Proxy Statement being acknowledged) on July 8, 1999 at 10:30 a.m., at the offices of Syms Corp, Syms Way, Secaucus, New Jersey 07094, upon the following matters and upon such other business as may properly come before the meeting and any and all adjournments thereof.



           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


                                                                ---------------
                                                                | SEE REVERSE |
                                                                |     SIDE    |
                                                                ---------------

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                           /\ FOLD AND DETACH HERE /\

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



================================================================================

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                    SYMS CORP



                                  JULY 8, 1999





              \/ Please Detach and Mail in the Envelope Provided \/
--------------------------------------------------------------------------------


    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.




                                             WITHHELD
                    FOR all nominees         AUTHORITY
                     listed at right      to vote for all
                  (except as marked to    nominees listed
1. Election of     the contrary below)        at right
   Directors.             [ ]                   [ ]

                                                   Nominees: Sy Syms
INSTRUCTIONS: To withhold authority to vote for              Marcy Syms
any individual nominee, write that nominee's                 Antone F. Moreira
name in the space provided below:                            Harvey Weinberg
                                                             Philip G. Barach
                                                             David A. Messer

 _________________________________________


                                                  FOR     AGAINST     ABSTAIN

2. To approve the appointment of Deloitte &       [ ]       [ ]         [ ]
   Touche LLP as independent accountants
   of the Company for fiscal year 1999.

3. In accordance with their best judgment with respect to any other business that may properly come before the meeting or any and all adjournments thereof.

IN THE ABSENCE OF CONTRARY INSTRUCTIONS AS PROVIDED ABOVE, THIS PROXY WILL BE
   VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES AND FOR PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the above-named individuals or any of them or their duly appointed substitute or substitutes, may do by virtue hereof.




SIGNATURE(S) _________________________________________ DATED:__________, 1999


(NOTE: Please sign exactly as your name or names appear on the stock certificate, and when signing as attorney, executor, administrator, trustee or guardian, give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.)

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